Shimmick Reaches $97 million Golden Gate Bridge Project Settlement

Resolves Last Major Outstanding Claim, Updates Transformation Plan and Provides Certain Preliminary Financial Results of the Third Quarter of Fiscal 2024

Irvine, Calif., November 4, 2024 – Shimmick Corp. (NASDAQ: SHIM) (“Shimmick” or the “Company”), a leading water infrastructure company, today announced a settlement in its Golden Gate Bridge Project (the “GGB Project” or “project”). The litigation associated with this project was notably the Company’s last major outstanding legal claim that related to its legacy projects.

Under the terms of the settlement and through its joint venture with Danny’s Construction Co. LLC, Shimmick/Danny’s Joint Venture (“SDJV”), Shimmick will receive $97 million before the end of 2024 as reimbursement for costs incurred on the GGB Project. In addition, the outstanding scope of work will be reduced by approximately $6.0 million.

“We are pleased to resolve this claim in a constructive manner, as this settlement reflects a major step forward in our transformation plan. This resolution enables us to concentrate additional attention and financial resources on advancing our core projects, while strengthening Shimmick's liquidity position,” said Steve Richards, Chief Executive Officer of Shimmick. “Our work on this project included the installation of a suicide deterrent net system, an important outcome to benefit Californians. We take immense pride in the outstanding work our team has done on this challenging and vital project and look forward to utilizing these talented team members on other Shimmick projects in the near future.”

Shimmick is expected to reach substantial completion of its onsite portions of the project in the third quarter of 2025 with remaining work after that related to a subcontractor’s offsite equipment fabrication activities.

Golden Gate Bridge Project Settlement

The settlement between SDJV and the Golden Gate Bridge, Highway and Transportation District (the “District”) was entered into October 31, 2024.

Under the terms of the settlement, SDJV will receive total settlement proceeds of $97 million, a contract change order for reduced scope of work of $6.0 million, and a contract change order for extension of project completion. The District is required to pay SDJV before the end of 2024.

After paying subcontractor pass-through claims, Shimmick plans to use the remaining proceeds for ongoing operations, including completion of the GGB Project.

Transformation Plan Update and Certain Preliminary Financial Results

The Company continues to advance its strategic transformation toward a more capital-efficient business model with optimized operating costs. Key progress includes:

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Completion of the previously announced sale-leaseback of the Company’s equipment yard in Tracy, California, which is likely to result in an approximately $17 million gain in the third quarter of fiscal 2024.
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A strategic decision to enhance the Company’s current enterprise resource planning (ERP) system rather than implementing a new platform which, due to prior investments and remaining contractual obligations, is expected to result in a one-time, primarily non-cash expense of approximately $16 million in the third quarter of fiscal 2024. The Company expects this system upgrade to result in reduced overhead in future periods.

Additional transformation initiatives are progressing as planned. The Company plans to provide further updates in future communications.

For the fiscal third quarter of 2024, continued losses in both legacy and foundation projects are expected to largely offset the impact of the GGB Project settlement, after accounting for subcontractor, legal and other costs as well as previously accrued revenue. As a result, the Company expects the net income/loss attributable to the company for the quarter to be between breakeven and a small loss. Shimmick expects to release its full fiscal 2024 third quarter results November 12, 2024.

About Shimmick Corporation

Shimmick Corporation ("Shimmick", the "Company") (NASDAQ: SHIM) is a leading provider of water infrastructure solutions nationwide. Shimmick has a long history of working on complex water projects, ranging from the world’s largest wastewater recycling and purification system in California to the iconic Hoover Dam. According to Engineering News Record, in 2023, Shimmick was nationally ranked as a top ten builder of water supply (#6), dams and reservoirs (#7), and water treatment and desalination plants (#7). Shimmick is led by industry veterans, many with over 20 years of experience, and works closely with its customers to deliver complete solutions, including long-term operations and maintenance.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are often characterized by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are only predictions based on our current expectations and our projections about future events, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. Forward-looking statements contained in this release include, but are not limited to, statements about regarding the GGB project settlement, including the timing of cash proceeds, updates regarding the Company’s transformation plan and the Company’s preliminary financial results for the third quarter of fiscal 2024. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Forward-looking statements are only predictions based on our current expectations and our projections about future events, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law.

The Company cautions readers that, although it believes any forward-looking statements are based on reasonable assumptions, certain important factors may have affected and could in the future affect the Company’s actual financial results and could cause its actual financial results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on the Company’s behalf, including, but not limited to, the following: the Company’s ability to accurately estimate risks, requirements or costs when the Company bids on or negotiates a contract; the impact of the Company’s fixed-price contracts; qualifying as an eligible bidder for contracts; the availability of qualified personnel, joint venture partners and subcontractors; inability to attract and retain qualified managers and skilled employees and the impact of loss of key management; higher costs to lease, acquire and maintain equipment necessary for the Company’s operations or a decline in the market value of owned equipment; subcontractors failing to satisfy their obligations to the Company or other parties or any inability to maintain subcontractor relationships; marketplace competition; the Company’s limited operating history as an independent company following its separation from AECOM; the Company’s inability to obtain bonding; the Company’s relationship and transactions with its prior owner, AECOM, and requirements to make future payments to AECOM; AECOM defaulting on its contractual obligations to the Company or under agreements in which the Company is a beneficiary; the Company’s limited number of customers; dependence on subcontractors and suppliers of materials; any inability to secure sufficient aggregates; an inability to complete a merger or acquisition or to integrate an acquired company’s business; adjustments in the Company’s contact backlog; accounting for the Company’s revenue and costs involves significant estimates, as does the Company’s use of the input method of revenue recognition based on costs incurred relative to total expected costs; any failure to comply with covenants under any current indebtedness, and future indebtedness the Company may incur; the adequacy of sources of liquidity; cybersecurity attacks against, disruptions, failures or security breaches of, the Company’s information technology systems; seasonality of the Company’s business; pandemics and health emergencies; commodity products price fluctuations, inflation and/or elevated interest rates; liabilities under environmental laws, compliance with immigration laws, and other regulatory matters, including changes in regulations and laws; climate change; deterioration of the U.S. economy; geopolitical risks, including those related to the war between Russia and Ukraine and the conflict in the Gaza Strip and the conflict in the Red Sea Region; the Company’s ability to timely file reports with the Securities and Exchange Commission; and other risks detailed in its filings with the Securities and Exchange Commission, including the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023 and those described from time to time in the Company’s future reports with the SEC.

This press release includes certain preliminary results for the Company’s fiscal quarter ending September 27, 2024, which are an estimate, based on information available to management as of the date of this release, and are subject to further changes upon completion of the Company’s standard quarter closing procedures. This update does not present all necessary information for an understanding of the Company’s financial condition as of the date of this release, or its results of operations for the third quarter. As the Company completes its quarter-end financial close process and finalizes its financial statements for the quarter, it will be required to make significant judgments in a number of areas. It is possible that the Company may identify items that require it to make adjustments to the preliminary financial information included in this release and those changes could be material. The Company does not intend to update such financial information prior to release of its final third quarter financial statement information, which is expected to be released in November 2024.

Investor Relations Contact

1-949-704-2350

IR@shimmick.com